Exhibit 99.1

       CIENA Announces Execution of Agreement to Acquire Catena Networks;
                  Adds Industry-Leading Broadband Access to Its
                           Growing Solutions Portfolio

    LINTHICUM, Md.--(BUSINESS WIRE)--Feb. 19, 2004--CIENA(R) Corporation (NASDAQ: CIEN), a leading global provider of innovative network solutions, today announced the execution of a definitive agreement to acquire privately held Catena Networks, Inc. With offices in Ottawa, Ontario and Research Triangle Park, N.C., Catena is a leader in the broadband access market.
    "The combined companies will have a very attractive solutions portfolio," said Bill Smith, chief technology officer at BellSouth, which has deployed Catena's broadband access systems throughout its nine-state operating area. "We remain committed to accelerating the delivery of high-value broadband services to our subscribers, and this move will give Catena the resources to continue to develop and enhance its products to support our plans."
    "A key element of CIENA's strategy is to drive future revenue and earnings by taking steps to expand our addressable market and the set of solutions we offer our customers," said Gary Smith, CIENA's president and CEO. "By joining forces with Catena Networks, an acknowledged broadband access leader with meaningful revenue and a significant and complementary customer base, we accelerate CIENA's path to profitability. We also gain access to a market that is expected to benefit as service providers shift spending to target the access portions of their networks, building out DSL and fiber-based access."
    Catena Networks has deployed more than 5,500 integrated broadband access solutions with Regional Bell Operating Companies (RBOCs), major Independent Operating Companies (IOCs) and Competitive Local Exchange Carriers (CLECs).
    "By uniting with CIENA we immediately and dramatically enhance the scope of Catena's sales and support resources - a task that otherwise would have required significant investment over several years," said Jim Hjartarson, president and CEO of Catena. "With CIENA, we also have the ability to retain the momentum and energy of a young, next-generation company and the opportunity to play a significant role in CIENA's transformation to a comprehensive networking solutions provider. We expect the combination of our access solutions and our existing customer traction, with CIENA's scale and reputation for delivering economically driven network solutions, will be a winning scenario for both companies and their customers, employees and shareholders."

    The Broadband Access Market

    "Catena is well positioned in the broadband access market, a space that is certain to capture a growing percentage of carriers' capex budgets," said Matt Davis, director of broadband access technologies at The Yankee Group. "The combination with CIENA immediately addresses the typical questions of scale or stability that any privately held vendor generates and makes Catena an even more credible threat to incumbent vendors in the access space."
    According to market research by The Yankee Group, the number of broadband subscribers in the U.S. will nearly double in the next four years, growing from
33.5 million in 2004 to 61.5 million in 2008. The Yankee Group also anticipates growth will be stronger on a global basis with the number of broadband subscribers estimated to grow by more than 100%, from 142 million in 2004 to 327 million in 2008. The Yankee Group expects that overall, broadband equipment revenues in the access area will present a market opportunity in excess of $7.5 billion.
    "Broadband subscriber growth means new revenue opportunity for service providers and a growing market for Catena's products," Davis said. "Catena's solutions are engineered to cost-effectively deliver voice, data and video services over both copper and fiber infrastructures - including Fiber-to-the-Premises and Fiber-to-the-Curb. When coupled with CIENA's multiservice DN7 family, carriers will get a compelling offering to enable new DSL, voice-over-packet, and passive-optical-network services."

    Catena Networks Product Overview

    CNX-5

    The CNX-5 Broadband DSL System is a card-for-card upgrade solution for Lucent SLC(R) Series 5 (SLC-5) Digital Loop Carriers. It provides two lines of integrated Plain Old Telephone Service (POTS) and Digital Subscriber Line (DSL) service and replaces cards that provide two lines of POTS only. The CNX-5 gives carriers a simple, cost-effective and scalable way to broadband-enable their installed base of SLC-5s, without reducing the number of available POTS lines.

    CN1000

    The CN1000 Broadband Loop Carrier is a high-density broadband access system that delivers integrated voice, data and video services at a fraction of the cost of competing systems. The CN1000 provides POTS, DSL and Packet Voice capability on every line, enabling carriers to software-provision these services to any subscriber -- remotely, without manual intervention. By integrating the functions of a Next Generation Digital Loop Carrier (NGDLC), a video-enabled Digital Subscriber Line Access Multiplexer (DSLAM), a fiber multiplexer and a packet-ready media gateway (VoIP), the CN1000 greatly simplifies the access network.

    CN1000FX

    The CN1000FX Fiber-to-the-X solution enables carriers to drive fiber deeper into their networks and profitably deploy new broadband services such as video. The CN1000FX solution uniquely addresses Fiber-to-the-Home (FTTH), Fiber-to-the-Curb (FTTC) and copper distribution requirements simultaneously, on a single platform, helping carriers future-proof their networks by maximizing deployment flexibility. Carriers can cost-effectively address multiple deployment scenarios - including new-build and neighborhood-overlay opportunities - with the same, flexible access system.

    Transaction Terms and Timing

    Under the terms of the acquisition agreement, Catena Networks will merge into CIENA, and all the outstanding shares of Catena common and preferred stock will be exchanged for shares of CIENA common stock. CIENA also will assume Catena's employee stock options and warrants which will be converted into options and warrants to purchase CIENA shares. The total number of shares issuable in respect of Catena outstanding stock, options and warrants is approximately 77.5 million shares of CIENA common stock which, based on the closing price of CIENA's stock on February 18, 2004, have an aggregate value of approximately $486.7 million.
    CIENA expects the transaction to qualify as a tax-free reorganization. This transaction is subject to various conditions and approval by appropriate government agencies and the stockholders of Catena. The boards of directors of both CIENA and Catena Networks each have approved the transaction. It is expected that this transaction will close by the end of CIENA's third fiscal quarter 2004. For accounting purposes, the value of the transaction will be determined using a five-day average of CIENA's common stock's closing price beginning on February 17, 2004.
    Following completion of the transaction, Catena Networks will form CIENA's Broadband Access group, led by Hjartarson, and based in Ottawa.
    Morgan Stanley served as financial advisor to CIENA on this transaction. Goldman Sachs served as financial advisor to Catena.

    Live Conference Call/Web Broadcast

    Separately today, CIENA also announced its intent to acquire Internet Photonics, Inc., as well as results for its fiscal first quarter. In conjunction with these announcements, CIENA will host a discussion about the agreement with investors and financial analysts today, Thursday, February 19, 2004 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via CIENA's homepage at www.CIENA.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of CIENA's website at: www.CIENA.com/investors.

    ABOUT CIENA

    CIENA Corporation delivers innovative network solutions to the world's largest service providers and enterprises, increasing the cost-efficiency of current services while enabling the creation of new carrier-class data services built upon the existing network infrastructure. Additional information about CIENA can be found at www.ciena.com.

    ABOUT CATENA NETWORKS

    Catena Networks' integrated broadband access solutions enable service providers to profitably deliver voice, data and video services and smoothly migrate to packet-based networks. These solutions include the CNX-5 Broadband DSL System, the CN1000 Broadband Loop Carrier, and the CN1000FX Fiber-to-the-X solution.

    This press release includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this document include statements about future financial and operating results and the proposed CIENA/Catena Networks transaction. These statements are based on our expectations and are naturally subject to uncertainty and changes in circumstances. Actual results could vary materially from these expectations. The following factors, among others, could cause actual results to differ materially from those described herein: inability to obtain, or meet conditions imposed for, governmental and other approvals for CIENA's acquisition of Catena, including approval by the stockholders of Catena; the risk that the CIENA and Catena businesses will not be integrated successfully; the costs related to the merger; and other economic, business, competitive and/or regulatory factors affecting CIENA's and Catena's business generally. More detailed information about these and other factors is set forth in CIENA's Quarterly Report on Form 10-Q for the quarter ended January 31, 2004. CIENA is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
    CIENA, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Catena Networks stockholders. Catena Networks, Inc., its directors, executive officers and certain other members of management and employees may be soliciting proxies from Catena stockholders.
    INVESTORS ARE URGED TO READ THE PROXY STATEMENT - PROSPECTUS RELATING TO THE FOREGOING TRANSACTION THAT CIENA EXPECTS TO FILE WITH THE SEC BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT - PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC BY CIENA MAY BE OBTAINED, WHEN THEY BECOME AVAILABLE, FOR FREE AT THE SEC'S WEB SITE, WWW.SEC.GOV. THE PROXY STATEMENT-PROSPECTUS AND THESE OTHER DOCUMENTS MAY ALSO BE OBTAINED FOR FREE FROM CIENA OR CATENA NETWORKS. REQUESTS TO CIENA MAY BE DIRECTED TO CIENA, 1201 WINTERSON RD., LINTHICUM, MD, 21090-2205, ATTENTION: INVESTOR RELATIONS. REQUESTS TO CATENA NETWORKS MAY BE DIRECTED TO: CATENA NETWORKS, INC., 307 LEGGET DRIVE, KANATA, ON, K2K 3C8, ATTENTION: KEVIN FORBES, VP OF FINANCE.

    CONTACT: CIENA Corporation
             Press Contacts:
             Denny Bilter or Aaron Graham, 877/857-7377
             email: pr@ciena.com
             Investor Contacts:
             Suzanne DuLong or Jessica Towns, 888/243-6223
             email: ir@ciena.com